SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 19, 2000


                              FIRST ECOM.COM, INC.
               (Exact Name of Registrant as Specified in Charter)


           Nevada                        0-27753                 98-0206979
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)



            19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong SAR
              (Address of Principal Executive Offices)       (Zip Code)



      Registrant's telephone number, including area code ( 852 ) 2801-5181



          -------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

Note: This amendment to the Current Report on Form 8-K filed on June 22, 2001 by First Ecom.com, Inc. is being filed to provide the financial statements required by Item 7


Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Businesses acquired.

              See Index of Financial Statements on page F-1

         (b)  Pro forma financial information

              See Index of Financial Statements on page F-1

         (c)  Exhibits

              23 -- Consent of KPMG

                          Index To Financial Statements
                           (expressed in U.S. Dollars)


First Ecom.com, Inc. and subsidiaries
(a development stage company)

         Unaudited pro forma condensed
         consolidated balance sheets at December 31, 2000                   F-3

         Unaudited pro forma condensed consolidated
         statements of operations for the year ended
         December 31, 2000                                                  F-5

         Unaudited pro forma condensed
         consolidated balance sheets at June 30, 2001                       F-7

         Unaudited pro forma condensed consolidated
         statements of operations for the six months
         ended June 30, 2001                                                F-9

         Notes to unaudited pro forma condensed
         consolidated financial data                                        F-10


First Ecommerce Data Services Ltd.
(a development stage company)

Unaudited Interim Financial Statements:

         Unaudited balance sheets at December 31,
         2000 and June 30, 2001                                             F-12

         Unaudited statements of operations for the
         periods from January 1, 2001 to June 30, 2001
         and from April 11, 2000 to June 30, 2000                           F-14

         Unaudited statements of cash flows for the
         periods from January 1, 2001 to June 30, 2001
         and from April 11, 2000 to June 30, 2000                           F-15

         Notes to unaudited financial statements                            F-17

Audited Financial Statements:

         Independent auditors' report                                       F-20

         Balance sheet at December 31, 2000                                 F-21

         Statement of operations for the period from
         April 11, 2000 (commencement of development)
         to December 31, 2000                                               F-22

         Statement of cash flows for the period from
         April 11, 2000 (commencement of development)
         to December 31, 2000                                               F-23

         Notes to financial statements                                      F-24

First Eom.com, Inc. and subsidiaries
Unaudited pro forma condensed
Consolidated balance sheets
at December 31, 2000
(Expressed in US Dollars)

                                                     Historical     Historical        Pro Forma             Pro Forma
                                                        FECC           FEDS          Adjustments           Consolidated
                                                   ------------    -----------       -----------           ------------
Assets
Current assets
Cash and cash equivalents                          $ 31,211,711    $ 1,286,834       $(4,289,542)(1)       $ 28,209,003
Trade accounts receivable                                71,015             20               (20)(2)             71,015
Accrued interest                                         85,586                          (27,995)(2)             57,591
Marketable securities                                   367,648                                                 367,648
Other prepaid expenses and receivables                  546,464      1,499,263        (1,484,460)(3)            561,267
                                                   ------------    -----------       -----------           ------------
Total current assets                                 32,282,424      2,786,117        (5,802,017)            29,266,524

Property and equipment                                  578,866      1,645,236              --                2,224,102

Investment in FEDS                                    3,107,882           --          (3,107,882)(4,8)             --

Goodwill                                                   --             --           4,611,936(5,6,7)       4,611,936
                                                   ------------    -----------       -----------           ------------
Total assets                                       $ 35,969,172    $ 4,431,353       $(4,297,963)          $ 36,102,562
                                                   ============    ===========       ===========           ============
Liabilities and stockholders' equity
Current liabilities
Accounts payable                                   $    120,974    $   323,625       $   (28,015)(2)       $    416,584
Accrued professional and consulting fees                208,654                                                 208,654
Accrued salary                                           40,256                                                  40,256
Other accrued liabilities                               133,885          7,484                                  141,369
Deferred revenue                                          5,604                                                   5,604
                                                   ------------    -----------       -----------           ------------
Total current liabilities                               509,373        331,109           (28,015)               812,467
Long term liabilities
Loans due to shareholders                                            1,068,007        (1,068,007)(7)               --
                                                   ------------    -----------       -----------           ------------
Total liabilities                                       509,373      1,399,116        (1,096,022)               812,467
                                                   ------------    -----------       -----------           ------------
Stockholders' equity
Common stock, $0.001 par value
Authorized
  200,000,000 shares
issued and outstanding
  19,210,037 shares                                      19,211      3,000,000        (3,000,000)(8)             19,211
Additional paid-in capital                           60,038,934        645,656          (645,656)(8)         60,038,934
Deficit accumulated during the development stage    (24,598,346)      (613,419)          443,715(15)        (24,768,050)
                                                   ------------    -----------       -----------           ------------
Total stockholders' equity                           35,459,799      3,032,237        (3,201,941)            35,290,095

                                                   ------------    -----------       -----------           ------------
Total liabilities and stockholders' equity         $ 35,969,172    $ 4,431,353       $(4,297,963)          $ 36,102,562
                                                   ============    ===========       ===========           ============

First Ecom.com, Inc. and subsidiaries
Unaudited pro forma condensed
Consolidated statements of operations
for the year ended December 31, 2000
(Expressed in US Dollars)

                                              Historical     Historical   Pro Forma        Pro Forma
                                                 FECC           FEDS     Adjustments      Consolidated
                                             ------------    ---------   -----------      ------------
Revenue
Payment processing                           $     38,223    $      20    $    --         $     38,243
                                             ------------    ---------    ---------       ------------
Operating expenses
Sales and marketing                             2,113,149      139,388         --            2,252,537
General and administrative                      8,297,692      324,262      530,573(5)       9,152,527
Systems and technology                          1,489,056      109,733         --            1,598,789
Charges for impairment of certain
long-lived and prepaid assets                     949,418                      --              949,418
                                             ------------    ---------    ---------       ------------
Total expenses                                 12,849,315      573,383      530,573         13,953,271
                                             ------------    ---------    ---------       ------------

Loss from operations                          (12,811,092)    (573,363)    (530,573)       (13,915,028)
Other income/(expenses)
Interest income                                 1,527,959        2,231         --            1,530,190
Interest expense                                   (2,121)     (42,287)        --              (44,408)
Loss on write down of marketable
securities                                     (1,632,353)                     --           (1,632,353)
Equity in loss of affiliate                      (292,118)        --        292,118(9)
                                             ------------    ---------    ---------       ------------
Loss from continuing operations               (13,209,725)    (613,419)    (238,455)       (14,061,599)
Income (loss) from discontinued operations
Net loss                                       (4,219,736)        --           --           (4,219,736)
                                             ------------    ---------    ---------       ------------
Loss before cumulative effect
of accounting change                          (17,429,461)    (613,419)    (238,455)       (18,281,335)
Cumulative effect of accounting change           (380,000)        --           --             (380,000)
                                             ------------    ---------    ---------       ------------
Net loss                                     $(17,809,461)   $(613,419)   $(238,455)      $(18,661,335)
                                             ============    =========    =========       ============
Basic and diluted loss per share
applicable to common stockholders

  Continuing operations                             (0.72)                                       (0.78)
  Discontinued operations                           (0.23)                                       (0.23)
  Cumulative effect of accounting
    changes                                         (0.02)                                       (0.02)
                                             ------------                                 ------------
                                                    (0.98)                                       (1.03)
Weighted average shares used in
computing per share amounts                    18,064,980                                   18,064,980
                                             ============                                 ============

First Ecom.com, Inc. and subsidiaries
Unaudited pro forma condensed
Consolidated balance sheets
at June 30, 2001
(Expressed in US Dollars)

                                                    Historical      Historical            Pro Forma          Pro Forma
                                                       FECC            FEDS              Adjustments        Consolidated
                                                   ------------    -----------           -----------        ------------
Assets
Current assets
Cash and cash equivalents                          $ 23,761,060    $ 1,928,716           $(1,928,716)(10)   $ 23,761,060
Trade accounts receivable                                54,930         17,974               (17,974)(10)         54,930
Accrued interest                                         16,862                                                   16,862
Marketable securities                                   345,589                                                  345,589
Loan receivable                                         500,000                                                  500,000
Other prepaid expenses and receivables                  419,543        147,685              (147,685)(10)        419,543
                                                   ------------    -----------           -----------        ------------
Total current assets                                 25,097,984      2,094,375            (2,094,375)         25,097,984

Property and equipment                                1,879,239      1,556,881            (1,556,881)(10)      1,879,239

Goodwill                                              5,038,020                             (793,405)(11,12)   4,244,615
                                                   ------------    -----------           -----------        ------------
Total assets                                       $ 32,015,243    $ 3,651,256           $(4,444,661)       $ 31,221,838
                                                   ============    ===========           ===========        ============
Liabilities and stockholders' equity
Current liabilities
Accounts payable                                   $    524,765    $   129,135           $  (129,135)(10)   $    524,765
Accrued professional and consulting fees                118,474                                                  118,474
Other accrued liabilities                               154,144         25,453               (25,453)(10)        154,144
                                                   ------------    -----------           -----------        ------------
Total current liabilities                               797,383        154,588              (154,588)            797,383

Long term liabilities
Loans due to shareholders                                            1,336,014            (1,336,014)(10)             --
                                                   ------------    -----------           -----------        ------------
Total liabilities                                       797,383      1,490,602            (1,490,602)(10)        797,383
                                                   ------------    -----------           -----------        ------------
Stockholders' equity
Common stock, $0.001 par value
Authorized
  200,000,000 shares
issued and outstanding
  19,210,037 shares                                      19,211      3,000,000            (3,000,000)(10)         19,211

Additional paid-in capital                           57,868,124        645,656              (645,656)(10)     57,868,124
Accumulated other comprehensive income-
   unrealized investment loss                           (22,059)                                  --             (22,059)
Deficit accumulated during the development stage    (26,647,416)    (1,485,002)              691,597         (27,440,821)
                                                   ------------    -----------           -----------        ------------
Total stockholders' equity                           31,217,860      2,160,654            (2,954,059)         30,424,455

                                                   ------------    -----------    -----------           ------------
Total liabilities and stockholders' equity         $ 32,015,243    $ 3,651,256    $(4,444,661)          $ 31,221,838
                                                   ============    ===========    ===========           ============

First Ecom.com, Inc. and subsidiaries
Unaudited pro forma
Consolidated statements of operations
for the six months ended June 30, 2001
(Expressed in US Dollars)

                                              Historical     Historical    Pro Forma               Pro Forma
                                                 FECC           FEDS      Adjustments            Consolidated
                                             ------------    ---------    -----------            ------------
Revenue
Payment processing                           $     36,908    $  20,496    $ (13,016)(13)         $     44,388
                                             ------------    ---------    ---------              ------------
Operating expenses
Sales and marketing                               188,262      120,720      (14,940)(13)              294,042
General and administrative                      3,258,963      369,621      216,244 (11,12,13)      3,844,828
Systems and technology                            180,675      451,464      (71,612)(13)              560,527
Restructuring cost                                198,821                                             198,821
                                             ------------    ---------    ---------              ------------
Total expenses                                  3,826,721      941,805      129,692                 4,898,218

Loss from operations                           (3,789,813)    (921,309)    (142,708)               (4,853,830)

Other income/(expenses)
Interest income                                   634,300       55,056          535(13)               689,891
Interest expense                                     --         (5,331)        --                      (5,331)
Equity in loss of affiliate                      (390,052)        --        390,052(14)                 --
                                             ------------    ---------    ---------              ------------

Loss from continuing operations                (3,545,565)    (871,584)     247,879                (4,169,270)

Income (loss) from discontinued operations
Net income                                       (229,056)        --           --                    (229,056)
Gain on disposal                                1,725,551         --           --                   1,725,551
                                             ------------    ---------    ---------              ------------
                                                1,496,495         --           --                   1,496,495
                                             ------------    ---------    ---------              ------------
Net loss                                     $ (2,049,070)   $(871,584)   $ 247,879              $ (2,672,775)
                                             ============    =========    =========              ============

Basic and diluted loss per share
applicable to common stockholders
  Continuing operations                             (0.18)                                              (0.22)
  Discontinued operations                            0.08                                                0.08
                                             ------------                                        ------------
                                                    (0.10)                                              (0.14)
Weighted average shares used in
computing per share amounts                    19,210,037                                          19,210,037
                                             ============                                        ============

First Ecom.com, Inc. and subsidiaries
Notes to unaudited pro forma condensed consolidated financial data


1.   Basis of Presentation

     The unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of First Ecom.com, Inc. and subsidiaries ("FECC") as adjusted to give effect to the acquisition of the remaining 50% interest in First Ecommerce Data Services Limited ("FEDS") as if the transaction had occurred on April 11, 2000, the date when FEDS commenced development.

     However, it does not include adjustments that would be necessary to present pro forma financial position or operating results assuming FECC's purchase of Series A Preferred Stock of Gasco Energy, Inc., which occurred in July 2001 as described in the FECC's Form 8-K filed on July 23, 2001. Pro forma information relating to such acquisition will be provided by FECC at a future date.

     The unaudited pro forma condensed consolidated financial data have been prepared using the purchase method of accounting in which the total cost of the FEDS acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair market values at the effective date of the acquisition, assumed for purposes of the pro forma information to be approximated by historical values. Such allocations ultimately will be based on further management studies and due diligence and consequently are preliminary and subject to revision. We do not expect the final allocation of purchase price to differ materially from that presented in the pro forma data.

     The unaudited pro forma condensed consolidated financial data have been adjusted to eliminate intercompany accounts between FECC and FEDS. No pro forma effect has been given to any operational or other synergies that may be realized from the acquisition.

     The unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that might have been achieved had the transaction occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position. These pro forma amounts do not, therefore, project our financial position or results of operations for any future date or period. You should read the unaudited pro forma condensed consolidated financial data with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2000 and our quarterly report on Form 10-Q for the quarter ended June 30, 2001.


2.       Pro Forma Adjustments

          (1) To record acquisition of remaining 50% interest in FEDS for $4.25 million plus acquisition costs of $39,542.

          (2)  To eliminate inter-company balance.

          (3) To eliminate subscription receivable of $1,484,460 due from FECC to FEDS.

          (4)  To eliminate investment in FEDS balance.

          (5) To record amortization of goodwill for the period from April 11, 2000 (date of commencement of FEDS) to December 31, 2000.

          (6)  To record goodwill relating to the FEDS acquisition.

          (7) To eliminate the shareholder loan and the related receivable balance.

          (8)  To eliminate FEDS capital and FECC's related investment.

          (9)  To eliminate equity in loss of FEDS in FECC accounts.

          (10) To eliminate the FEDS balance sheet items already recorded in the historical consolidated financial statements of FECC at June 30, 2001.

          (11) To remove the amortization of goodwill originally recorded in the historical financial statements of FECC.

          (12) To record the amortization of goodwill relating to the FEDS acquisition for the period from January 1, 2001 to June 30, 2001.

          (13) To exclude the loss of FEDS for the period from June 19 to June 30, 2001 recorded in the historical consolidated financial statements of FECC.

          (14) To remove the equity in loss of FEDS for the period from January 1 to June 18, 2001 originally recorded by FECC in its historical consolidated financial statements.

          (15) To eliminate FEDS accumulated deficit as of the acquisition date and record the effects of pro forma statements of operations adjustments.

FIRST ECOMMERCE DATA SERVICES LTD.
(a Development Stage Company)
Balance Sheets
June 30, 2001 and December 31, 2000
(Expressed in US Dollars)

Unaudited
--------------------------------------------------------------------------------
                                                      30-Jun-01       31-Dec-00
Assets

Cash                                                 $ 1,928,716    $ 1,286,834
Accounts Receivable                                       17,974             20
Prepaid Expenses                                         147,685         14,803
Subscription Receivable for share capital                   --        1,484,460
                                                     -----------    -----------
      Total Current Assets                             2,094,375      2,786,117

Capital Assets, net (Note 4)                           1,556,881      1,645,236
                                                     -----------    -----------
      Total Assets                                   $ 3,651,256    $ 4,431,353
                                                     ===========    ===========

Liabilities

Accounts payable & Accrued Liabilities (Note 5)      $   129,135    $   303,114
Interest Payable (Note 5)                                 25,453         27,995
                                                     -----------    -----------
      Total Current Liabilities                          154,588        331,109

Loans Due to Shareholders (Note 5)                     1,336,014      1,068,007
                                                     -----------    -----------
      Total Liabilities                                1,490,602      1,399,116
                                                     -----------    -----------

Shareholders' Equity

Common share capital, $1 par (Note 6):
      Authorized 5,000,000 shares
      Outstanding 3,000,000 shares                     3,000,000      3,000,000
Additional Paid-in Capital                               645,656        645,656
Accumulated Deficit during Development Stage          (1,485,002)      (613,419)
                                                     -----------    -----------
      Total Shareholders' Equity                       2,160,654      3,032,237
                                                     -----------    -----------

      Total Liabilities and Shareholders' Equity     $ 3,651,256    $ 4,431,353
                                                     ===========    ===========


See notes to financial statements.

FIRST ECOMMERCE DATA SERVICES LTD.
(a Development Stage Company)
Statements of Operations
For the Periods from January 1, 2001 to June 30, 2001 and from April 11, 2000 (commencement of development) to June 30, 2000 (Expressed in US Dollars)

 Unaudited

                                                        June-01         Jun-00
Revenues

Processing Fees                                       $  15,810        $     --
EIP Fees                                                  4,686              --
Interest Income                                          55,056              --

                                                         75,552              --

Expenses

Consulting Fees                                         262,671          23,782
Premises                                                 68,136          32,629
Salaries and Payroll Expenses                           189,940           2,413
Amortization of Capital Assets                          179,642           1,830
Marketing                                                12,900             718
Interest Expense                                          5,331              --
Business & Professional Development                      52,848           9,713
Communications                                           13,825           2,895
Office Supplies & Equipment                               7,818           5,958
Professional Fees                                        15,926           1,320
Bank Charges                                              1,425              30
Insurance                                                43,969              --
Other Systems Costs                                      60,150             231
Corporate Fees & Licenses                                32,555              --

          Total Expenses                                947,136          81,519

      Net Loss                                        $(871,584)       $(81,519)


See notes to financial statements.

FIRST ECOMMERCE DATA SERVICES LTD.
(a Development Stage Company)
Statements of Cash Flows
For the Periods from January 1, 2001 to June 30, 2001 and from April 11, 2000 (commencement of development)
to June 30, 2000
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------
                                                       30-Jun-01      30-Jun-00
Cash Flows from Operating Activities

Net Loss                                              $  (871,584)    $ (81,519)
Adjustments to Reconcile Net Loss to Net Cash
Used in Operating Activities:
     Amortization of Capital Assets                       179,642         1,830
     Accounts Receivable                                  (17,954)           --
     Prepaid Expenses                                    (132,882)           --
     Accounts Payable & Accrued Expenses                 (173,979)      509,342
     Interest Payable                                          --            --
                                                      -----------     ---------
     Net Cash Provided by (Used in) Operating
     Activities                                        (1,016,757)      429,653
                                                      -----------     ---------
Cash Flows from Investing Activities

Purchase of Capital Assets                                (91,287)     (611,832)
                                                      -----------     ---------
     Net Cash Used in Investing Activities                (91,287)     (611,832)
                                                      -----------     ---------
Cash Flows from Financing Activities

Due from Shareholder                                    1,484,460            --
Loans Due to Shareholders                                 265,466       400,000
Share Capital                                                  --        31,080
                                                      -----------     ---------
     Net Cash Provided by Financing Activities          1,749,926       431,080
                                                      -----------     ---------
Net Increase in Cash & Cash Equivalents                   641,882       248,901
                                                      -----------     ---------
Cash & Cash Equivalents - Beginning of Period           1,286,834            --

Cash & Cash Equivalents - End of Period               $ 1,928,716     $ 248,901
                                                      ===========     =========

See notes to financial statements.

First Ecommerce Data Services Limited
(A Development Stage Company)
Notes to Financial Statements
For the Periods Ended June 30, 2001 and June 30, 2000
(Unaudited)


1.   Organization & Nature of the Business

     First Ecommerce Data Services Ltd. (the "Company") was originally incorporated as Rosebank Investments Ltd. on September 10, 1957, under the laws of Bermuda. The Company's name was changed on November 12, 1999, and commenced development on April 11, 2000. The Company was a joint venture established by the Bank of Bermuda Limited and First Ecom.com, Inc. On June 18, 2001, First Ecom.com, Inc. purchased the outstanding shares held by the Bank of Bermuda Limited and, therefore, became the sole shareholder of the Company. The Company provides third party multi-currency processing solutions for Banks, other Processors and Internet-based Merchants.

2.   Financial Statement Presentation

     The company's efforts to date have been focussed on development of its software, acquiring property, equipment and staff, and developing markets and sales opportunities for its product. The Company has not yet generated significant revenues and, accordingly, the financial statements are presented in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises.

     The Company's ability to emerge from the development stage is dependent upon its operations, including developing sufficient markets.

3.   Summary of Significant Accounting Policies

     The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States. The following are the significant accounting policies adopted by the Company:

     a)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period. Actual results may differ from these estimates.

     b)   Amortization of Capital Assets

     Amortization is charged annually on a straight line basis over the estimated useful life of the assets as follows:

     Ecommerce platform                               33%
     Office Equipment and furniture                   20% - 33%
     Network and Telephone System                     33%

     c)   Computer Software

     In 1998, The Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1 Accounting for the Costs of Computer Software
     Developed or Obtained for Internal Use. SOP 98-1 requires companies to capitalise qualifying computer software costs incurred during the application development stage. All other costs in connection with internal use software must be expensed as incurred. The useful life assigned to such software is based on the period it is expected to provide full utility to the Company. The Company amortises the capitalised software costs once the software is placed in service.

4.   Capital Assets

     Capital assets are comprised of the following:

                                                    Accumulated
                                        Cost       Amortisation    June 30, 2001
                                     ----------    ------------    -------------
     Ecommerce Platform              $1,623,103       $213,365      $1,409,738
     Office Equipment & Furniture       158,666         30,214         128,452
     Network & Telephone Systems         28,035          9,344          18,691
                                     ----------       --------      ----------
                                     $1,809,804       $252,923      $1,556,881
                                     ----------       --------      ----------

5.   Loans Due to Shareholders

     At June 30, 2001 the Company had a loan due to the shareholder in the amount of $1,336,014.00. $400,000 of the amount due accrued interest at a rate of 9.75% for the period from April 11, 2000 until December 29, 2000. From December 29, 2000, this loan is non-interest bearing and has no fixed terms of repayment.

6.   Share Capital

     At March 31, 2001 the total authorized share capital of the Company is $5 million, made up of 5,000,000 shares at a par value of $1.00.

7.   Additional Paid-in Capital

     During the period ended December 31, 2000, the Bank of Bermuda Limited contributed assets with a carrying value of $645,656 to the Company. The amount has been recorded as additional paid-in capital.

8.   Rental Expense

     The Company is obligated to pay future minimum lease payments under long term leases at June 30, 2001 as follows:

                2001                          $58,186
                2002                          116,373
                2003                           48,489
                                            ---------
                                             $223,048
                                            ---------

9.   Related Party Transactions

     Until June 18, 2001 the Bank of Bermuda Limited, a 50% shareholder in the Company, had seconded staff members to act as employees of the Company. The shareholder passed on the cost of these employees to the Company on a monthly basis. These costs are included in consulting fees, and amounted to $262,670 during the current period. As of June 19, 2001, all Bank of Bermuda staff working for FEDS either resigned from the Bank and became FEDS employees or remained with the Bank and no longer perform any duties as FEDS employees.

10.  Taxation

     Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on either income or capital gains. The Company has received an undertaking from the Minister of Finance in Bermuda that in the event any such taxes being imposed, the Company will be exempted from taxation until the year 2016.

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders of
First Ecommerce Data Services Ltd.

We have audited the accompanying balance sheet of First Ecommerce Data Services Ltd. (a development stage company) as of December 31, 2000, and the related statements of operations and cash flows for the period from April 11, 2000 (commencement of development) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Ecommerce Data Services Ltd. (a development stage company) as of December 31, 2000, and the results of its operations and cash flows for the period from April 11, 2000 (commencement of development) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.


KPMG

Chartered Accountants
Hamilton, Bermuda
January 23, 2001

First Ecommerce Data Services Ltd
(a Development Stage Company)
Balance Sheet
December 31, 2000
(Expressed in United States Dollars)

Assets                                                                  2000
                                                                        ----

Cash                                                                $ 1,286,834
Accounts receivable                                                          20
Prepaid expenses                                                         14,803
Subscription receivable for share capital (Note 6)                    1,484,460
                                                                    -----------
     Total current assets                                             2,786,117

Capital assets, net (Note 4)                                          1,645,236
                                                                    -----------
     Total assets                                                   $ 4,431,353
                                                                    ===========
Liabilities

Accounts payable and accrued liabilities                            $   303,114
Interest payable (Note 5)                                                27,995
                                                                    -----------
     Total current liabilities                                          331,109

Loans due to shareholders (Note 5)                                    1,068,007
                                                                    -----------
     Total liabilities                                                1,399,116
                                                                    -----------
Shareholders' equity

Common share capital, $1 par (Note 6):
     Authorized 5,000,000 shares
     Outstanding 3,000,000 shares                                     3,000,000
Additional Paid-in Capital (Note 7)                                     645,656
Deficit accumulated during development stage                           (613,419)
                                                                    -----------
     Total shareholders' equity                                       3,032,237
                                                                    -----------
     Total liabilities and shareholders' equity                     $ 4,431,353
                                                                    ===========


See accompanying notes to the financial statements

First Ecommerce Data Services Ltd.
(a Development Stage Company)
Statement of Operations
Period from April 11, 2000
(commencement of development) to
December 31, 2000
(Expressed in United States Dollars)

                                                                         2000
                                                                         ----
Revenues

Processing fees                                                       $      20
Interest income                                                           2,231
                                                                      ---------

                                                                          2,251
Expenses
                                                                      ---------

Consulting fees (Note 9)                                                183,676
Premises                                                                 91,030
Salaries                                                                 85,105
Amortization of capital assets                                           73,281
Marketing                                                                46,228
Interest expense                                                         42,287
Business and professional development                                    30,411
Communications                                                           17,482
Office supplies and equipment                                            17,061
Professional fees                                                        12,202
Bank charges                                                             11,275
Insurance                                                                 5,302
Other systems costs                                                         330
                                                                      ---------
         Total expenses                                                 615,670

                                                                      ---------
Net loss, being deficit accumulated during development stage          $(613,419)
                                                                      =========


See accompanying notes to the financial statements

First Ecommerce Data Services Ltd.
(a Development Stage Company)
Statement of Cash Flows
Period from April 11, 2000
(commencement of development) to
December 31, 2000
(Expressed in United States Dollars)

                                                                        2000
                                                                        ----
Cash flows from operating activities

Net loss                                                            $  (613,419)
Adjustments to reconcile net loss to net cash used in
         operating activities:
         Amortization of capital assets                                  73,281
         Accounts receivable                                                (20)
         Prepaid expenses                                               (14,803)
         Accounts payable and accrued expenses                          303,114
         Interest payable                                                27,995
                                                                    -----------
         Net cash used in operating activities                         (223,852)
                                                                    -----------

                 Cash flows from investing activities

Purchase of capital assets                                           (1,718,517)
                                                                    -----------
         Net cash used in investing activities                       (1,718,517)
                                                                    -----------

                 Cash flows from financing activities

Loans due to shareholders                                             1,068,007
Increase in additional paid-in capital                                  645,656
Proceeds from issuance of common shares                               1,515,540

         Net cash provided by financing activities                    3,229,203
                                                                    -----------
Net increase in cash and cash equivalents,
         being cash and cash equivalents at end of period           $ 1,286,834
                                                                    ===========

Supplemental disclosure of cash flow information
Interest paid during period                                         $    14,292
                                                                    ===========


See accompanying notes to the financial statements

First Ecommerce Data Services Ltd.
(a Development Stage Company)
Notes to Financial Statements
December 31, 2000
(Expressed in United States Dollars)


1.   Organization and nature of the Business

     First Ecommerce Data Services Ltd. (the "Company") was originally incorporated as Rosebank Investments Ltd. on September 10, 1957, under the laws of Bermuda. The Company's name was legally changed on November 12, 1999, and commenced development on April 11, 2000. The Company is a joint venture established by the Bank of Bermuda Limited and First Ecom.com Ltd. The Company intends to provide third party processing solutions for banks and Internet-based merchants.

2.   Financial statement presentation

     The Company's efforts to date have been focussed on development of its software, acquiring property, equipment and staff, and developing markets and sales opportunities for its product. The Company has not yet generated significant revenues and, accordingly, the financial statements are presented in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises.

     The Company's ability to emerge from the development stage is dependent upon its operations, including developing sufficient markets.

3.   Summary of significant accounting policies

     The accompanying financial statements are prepared in accordance with United States generally accepted accounting principles. The following are the significant accounting policies adopted by the Company:

     (a)  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b)  Amortisation of capital assets

     Amortisation is charged annually on a straight-line basis over the estimated useful like of the assets as follows:

         Ecommerce platform                                      33%


         Office equipment and furniture                    20% - 30%
         Network and telephone systems                           33%

First Ecommerce Data Services Ltd.
(a Development Stage Company)
Notes to Financial Statements
December 31, 2000
(Expressed in United States Dollars)


3.   Summary of significant accounting policies (continued)

     (c)  Computer software

     In 1998, The Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires companies to capitalize qualifying computer software costs incurred during the application development stage. All other costs incurred in connection with internal use software must be expensed as incurred. The useful life assigned to such software is based on the period it is expected to provide future utility to the Company. The Company amortises the capitalised software costs once the software is place in service.

4.   Capital assets

     Capital assets are comprised of the following:

                                                      Accumulated
                                           Cost       amortisation       2000
                                        ----------    ------------    ----------
     Ecommerce platform                 $1,601,711      $ 53,805      $1,547,906
     Office equipment and furniture         88,771        14,804          73,967
     Network and telephone systems          28,035         4,672          23,363
                                        ----------      --------      ----------
                                        $1,718,517      $ 73,281      $1,645,236
                                        ==========      ========      ==========

5.   Loans due to shareholders

     At December 31, 2000, the Company had loans due to shareholders as follows:

     Bank of Bermuda Limited                                       $668,007
     First Ecom.com Ltd.                                            400,000
                                                                 ----------
                                                                 $1,068,007
                                                                 ==========

     Amounts due the Bank of Bermuda Limited are non-interest bearing, and have no fixed terms of repayment. The amount due to First Ecom.com Ltd. accrued interest at a rate of 9.75% for the period from April 11, 2000 to December 29, 2000. Interest expense for the period of $27,995 was incurred on this loan. From December 29, 2000 this loan is non-interest bearing and has no fixed terms of repayment.

6.   Share capital

     On December 20, 2000, the Board of Directors authorized a restructuring of common shares, changing the par value from $2.40 per share to $1.00 per share. In addition, the Board of Directors authorized the creation of an additional 4,966,400 shares. This increase brought the Company's total authorized share capital of $5 million, which is made up of 5,000,000 shares of par value $1.00 per share.

     Subscriptions receivable at year end of $1,484,460 were received on January 23, 2001.

7.   Additional Paid-in Capital

     During the period ended December 31, 2000, the Bank of Bermuda Limited contributed assets with a carrying value of $645,656 to the Company. This amount has been recorded as additional paid-in capital.

8.   Rental expense

     The Company is obligated to pay future minimum lease payments under long term leases at December 31, 2000 as follows:

                2001                                 $69,660
                2002                                  17,415
                                                     -------
                                                     $87,075
                                                     =======

9.   Related party transactions

     The Bank of Bermuda Limited, a 50% shareholder in the Company, has seconded staff members to act as employees of the Company. The shareholder passes on the costs of these employees to the Company on a monthly basis. These costs are included in consulting fees, and amounted to $167,765 during the period.

     The Company's banking transactions are with The Bank of Bermuda Limited. No special terms or conditions apply to these transactions.

10.  Taxation

     Under current Bermuda law the Company is not required to pay any taxes in Bermuda on either income or capital gains. The Company has received an undertaking from the Minister of Finance in Bermuda that in the event of any such taxes being imposed the Company will be exempted from taxation until the year 2016.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FIRST ECOM.COM, INC.
                                             ---------------------------
                                                    (Registrant)

Date: September 5, 2001                   By /S/ Kenneth G.C. Telford
                                             ---------------------------
                                                    (Signature)
                                             Kenneth G.C. Telford, Secretary and
                                             Chief Financial Officer